Exhibit 32.1

Certification

of

Chief Executive Officer

Pursuant to 18 U.S.C. 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Joseph H. Netherland, Chairman, President and Chief Executive Officer of FMC Technologies, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003

/s/ Joseph H. Netherland
Joseph H. Netherland
Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906 has been provided to FMC Technologies, Inc., and will be retained by FMC Technologies, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.